VI.	CODE OF ETHICS

Texas Capital Bank Private Wealth Advisors (the “Adviser”) has a fiduciary duty to act in an ethical and professional manner. Furthermore, pursuant to Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), an investment adviser is required to establish, maintain, and enforce a written code of ethics that must set forth standards of conduct expected of advisory personnel and address conflicts of interest. In order to assist the Adviser in meeting its obligations as a fiduciary, the Adviser has adopted this Code of Ethics (“COE”), which incorporates principles to be upheld by all officers, managers, and employees (collectively, “Employees”) and is intended to satisfy the requirements of the Advisers Act. Additionally, the Bank has adopted a Code of Conduct that applies to all employees of the Bank and all affiliates (including investment adviser representatives).

A.	Scope

This COE consists of (i) a set of professional standards of business conduct reflecting the Adviser’s fiduciary obligations, (ii) parameters for the establishment, maintenance and enforcement of policies and procedures designed to detect and prevent the misuse of material non-public information by Employees (the “Insider Trading Policies”), and (iii) personal trading policies designed to detect and prevent Employees from taking advantage of, or even appearing to take advantage of, their fiduciary relationship with clients (the “Personal Trading Policies”).

1.	Persons Covered by the COE

All Employees must adhere to the COE, except where otherwise noted.

2.	Accounts Covered by the COE

Employees who are Access Persons (as defined below) must report accounts and personal securities transactions for any account in a security covered by the COE in which they have a direct or indirect beneficial interest. For each Access Person, this should include:

(a)	Individual and joint accounts (with the exception of 401(k) accounts invested solely in mutual funds and money market funds);

(b)	Accounts in the name of a spouse or domestic partner;

(c)	Accounts in the name of minor children or others living in the same household and/or subject to financial support;

(d)	Trust accounts;

(e)	Estate accounts;

(f)	Accounts where an Access Person has power of attorney or trading authority

3.	Sanctions

Severe disciplinary actions, including dismissal, may be imposed for violations of this COE. Each Employee is responsible for any of his/her family members’ compliance with the requirements imposed by this COE. Non-compliance with the personal trading procedures set forth in this COE by an immediate family member of an Employee may have the same ramifications on the Employee as if it were the Employee who did not comply.

B.	Professional Standards of Conduct As fiduciaries, Employees should:

1.	Reflect the professional standards expected of persons in the investment advisory business. These standards require all Employees to be judicious, accurate, objective and reasonable in dealing with both clients and other parties.

2.	Comply with laws and regulations. In carrying out their responsibilities, Employees should comply with all applicable legal requirements, including federal and other securities laws.

3.	Place client interests first. Employees should avoid serving their own personal interests ahead of the interests of the Adviser’s clients, except as may otherwise be approved or disclosed to clients.

4.	Conduct all personal securities transactions in full compliance with this COE, including both pre-clearance and reporting requirements. All personal securities transactions should be conducted in a manner consistent with this COE, including both pre-clearance and reporting requirements, and avoid abuse of the Adviser’s position of trust and responsibility.

C.	Insider Trading Policies

Employees may have access to confidential information about the Adviser’s clients and investors, investment advice provided to clients, securities transactions being affected for clients’ accounts and other sensitive information. It is unlawful for Access Persons to use such information for manipulative, deceptive or fraudulent purposes. The purpose of the policies and procedures in this section is to integrate the requirements set forth in Section 204A of the Advisers Act to establish, maintain, and enforce written procedures designed to detect and prevent “insider trading.” The term “insider trading” is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the impermissible communication of material, non-public information to others. Although the Adviser respects the right of its Employees to engage in personal investment activities, it is important that such practices avoid any appearance of impropriety and remain in full compliance with the law and the highest standards of ethical conduct.

The term “insider” includes both traditional insiders and temporary insiders. A traditional insider is generally any officer, partner, manager or employee of a company who obtains material nonpublic information about the company by virtue of his/her position or relationship with the company. A temporary insider is any person who receives material nonpublic information about a company in the course of performing services for the company. Temporary insiders may include, but are not limited to, accountants, lawyers, consultants, underwriters, or the immediate family members of traditional insiders. A temporary insider trading on inside information breaches a duty of loyalty and confidentiality to the person who shares the confidential information with him/her and may be deemed to have misappropriated such information.

1.	Prohibited Activities

All Employees and any other persons under the supervision of the Adviser are prohibited from the following activities:

(a)	Trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information about the issuer of the securities (“insider trading”);

(b)	Communicating material, non-public information about the issuer of any securities to any other person (“tipping”);

(c)	Taking a position in a security in order to profit based on personal advance knowledge of upcoming trading by clients in that security that is expected to affect the market price (“front-running”);

(d)	taking a position in a security before recommending it to clients or effecting transactions on behalf of clients, with the intent to sell the security after the price of the security has risen on the basis of client transactions (“scalping”); or

(e)	Assisting someone who is engaged in any of the above activities.

These activities are not only violations of the Adviser’s Insider Trading Policies, but also may be violations of applicable law and the Bank’s policies.

Employees who cease to work for the Adviser must continue to maintain the confidentiality of, and adhere to the prohibitions set forth above with respect to, insider and proprietary information learned during their employment.

Additionally, the Bank’s Code of Conduct has further provisions and restrictions regarding the avoidance of Insider Trading, sharing of potential insider information, and related concerns, and all employees of the Adviser are expected to also abide by the Code of Conduct.

2.	Reporting of Material, Non-Public Information

Any Employee who possesses – or believes that he/she may possess – material, non-public information about any issuer of securities should take the following steps:

(a)	Report the matter promptly to the CCO (the CCO may from time to time request such reports). In consulting with the CCO, disclose all information that you believe may bear on the issue of whether the information you have is material and non-public so that appropriate security procedures can be implemented.

(b)	Refrain from purchasing or selling securities with respect to such information or recommending any transaction in any securities of the subject company, on behalf of yourself or others, including for client accounts managed by the Adviser.

(c)	Refrain from communicating the information inside or outside the Adviser, other than to the CCO, especially in public hallways, elevators, restaurants, taxis, or any other place where you may be overheard.

After the CCO has reviewed the issue, you will be instructed as to next steps, if any. In appropriate circumstances, the CCO will consult with Bank compliance officers, senior management, outside counsel, and/or other outside accountants or advisors as to the appropriate course of action.

3.	Definitions

(a)	Material Information. “Material information” generally includes:

(i)	Any information that a reasonable investor would likely consider important in making his/her investment decision; or

(ii)	Any information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Examples of material information include the following: dividend changes, stock splits, earnings estimates, changes in previously released earnings estimates, major joint ventures, significant merger or acquisition proposals or agreements, significant negotiations or changes in business relationships, changes in management, major litigation, liquidation problems and extraordinary management developments.

(b)	Non-Public Information. Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the U.S. Securities and Exchange Commission (“SEC”), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public

4.	Penalties for Insider Trading

The legal consequences for trading on or communicating material, non-public information is severe, both for individuals involved in such unlawful conduct and their employers. Employees may be subject to some or all the following penalties even if they do not personally benefit from the violation:

(a)	Civil injunctions;

(b)	Jail sentences;

(c)	Revocation of applicable securities-related registrations and licenses; and

(d)	Maximum criminal fines for individuals ($5,000,000) and for businesses ($25,000,000). However, the total penalty may be far higher, because those found guilty of insider trading are also subject to penalties related to charges and civil sanctions.

In addition to the potential legal ramifications, the Adviser’s management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or termination of employment of the person or persons involved.

D.	Personal Trading Policies

1.	General Principles

The Adviser has adopted these Personal Trading Policies for the purpose of preventing insider trading and ensuring the satisfaction of the Adviser’s fiduciary obligations to its clients. Securities transactions by Access Persons (defined below) must be conducted in accordance with the Personal Trading Policies and the general principles and standards of professional conduct set forth in this COE.

Even if not specifically prohibited in the Personal Trading Policies, certain personal trading activities may create or appear to create conflicts of interest. If an Employee has any doubt as to whether he or she is an Access Person, or whether a personal trade raises a conflict of interest, he or she should consult the CCO prior to trading. The CCO’s determination as to whether a particular trading activity is permitted shall be conclusive. If the CCO determines that a particular personal trading activity is not permitted, the Access Person is obliged to refrain from or terminate the activity immediately.

2.	Definitions

(a)	“Access Persons” includes all Employees who have access to non-public information regarding a client’s purchase or sale of securities, or who is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. Under Rule 204A-1 of the

Advisers Act, officers and managers of the Adviser are presumed to be Access Persons.

(b)	“Covered account” under the Personal Trading Policies is any account in which an Access Person:

(i)	Has a direct or indirect interest, including, without limitation, an account of a spouse or a minor child; or

(ii)	Has direct or indirect control over the purchase or sale of securities.

(c)	“Initial Public Offering” (“IPO”) means any security that is being offered for the first time on a recognized stock exchange.

(d)	“Security” includes stock, notes, bonds, debentures and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, exchange traded funds, investment contracts, and all derivative instruments, such as options and warrants.

3.	Transactions Requiring Pre-Clearance

Certain transactions require pre-clearance by the CCO or delegate. The CCO may grant pre-clearance on a case-by-case basis if the CCO determines that the contemplated transaction will raise no actual, potential or apparent conflict of interest or otherwise violate any applicable legal requirement. Any specific requests to purchase or sell any security that falls within one of the categories below must be made in writing to the CCO. Unless pre-cleared by the CCO pursuant to the procedures set forth in Section D(4) below, Access Persons are restricted from the following transactions:

(a)	Securities Traded in Client Accounts. Trades in a personal account in any common stock or other security require pre-clearance. Personal trades by Access Persons of securities that are included in any strategy utilized by the Adviser (each, a “Strategy Security”) require pre-clearance by the CCO or delegate and, if pre-cleared, may be executed with client block trades in the same strategy for that day or may be executed as a market on close (MOC) order if there are no client block trades for that day. Personal trades by Access Persons of securities that are not Strategy Securities also require pre-clearance by the CCO or delegate and, if pre-cleared, must be executed within 5 days using any type of order.

(b)	Restricted Securities List. The CCO or designee shall have access to the custodian’s list of restricted securities (“Restricted Securities List”). Access Persons are prohibited from trading any security on the Restricted Securities List; and securities of any company where Access Persons have a special relationship with the company (such as being a director, officer, consultant, or significant shareholder) rendering Access Persons likely to receive material, non-public information regarding an issuer. In such cases, the Access Person must notify the CCO of that relationship.

(c)	Initial Public Offerings (IPOs). Access Persons are generally prohibited from investing in IPOs, unless pre-cleared by the CCO. If an Access Person submits a request for an exception from this general policy in accordance with Section D(4)(b) below (case-by-case exemptions), such request should include the prospectus for the IPO securities, the date of the offering, and the names of members of the selling group. In accordance with Section D(4)(b), the CCO will review the request to determine whether granting the request will create a conflict of interest for the Adviser. Consistent with the foregoing, the CCO may approve a request if: (i) the security being offered is not of a type ordinarily purchased or considered for purchase for client accounts; and (ii) the person requesting the exemption has not invested in any other IPO within the previous six (6) months (the “Conditions”). The CCO will document the CCO’s approval or denial of the request in a memo (each an “IPO Request Memo”) summarizing: (i) the date of the request; (ii) the name of the requestor; (iii) identifying information regarding the IPO (e.g., securities being offered, date of the IPO, name of the issuer, etc.); (iv) whether the request is approved or denied; and (v) reasons for the approval or denial (e.g., that the IPO purchase request meets or does not meet the Conditions).

(d)	Options and Warrants. Access Persons are prohibited from buying or selling an option or warrant within one (1) business day before or after a client account trades the same underlying security.

(e)	Restricted Public Company Securities. Purchases and sales of restricted securities issued by public companies are generally prohibited.

(f)	Private Placements and Hedge Funds. Purchase or sale of a security obtained through a private placement, including purchase of any interest in a private investment fund.

4.	Pre-Clearance Procedures

All transactions requiring pre-clearance contemplated by Access Persons must be approved in advance by the CCO or designee using the procedures below:

(a)	The Access Person completes and submits to the CCO a Personal Transaction Pre-Clearance Form (“Pre-Clearance Form”) using Exhibit C. Each sale of a security must be accompanied by its purchase date, or dates if several lots are being sold, noted in the “Buy or Sale” column of the form.

(b)	The CCO or delegate reviews and approves or rejects the request, communicating its decision to the Access Person. Because no written policy can provide for every possible contingency, the CCO may consider granting exemptions from the restrictions on trading on a case-by-case basis. Exceptions will only be granted in those cases in which the CCO determines that granting the request will create no actual, potential or apparent conflict of interest. The CCO’s personal trades must be reviewed by a member of the PWA leadership team or designee not in the CCO’s reporting line.

(c)	The CCO or delegate will note the date and time of approval or denial on the request form.

(d)	For Strategy Securities that are not executed with a client block per §3(a) above, the Associated Person will either 1) attach screenshots of the order(s) showing market on close status, or 2) have one or more designated persons review the order per the process listed in Section XII. E., fifth paragraph (page 64).

(e)	The Access Person must complete any approved trade within five (5) business days of the approval date reflected on the Pre-Clearance Form.

5.	Delegated Discretion Account Exception

Pre-clearance is not required on trades in a covered account “over which [an] Access Person ha[s] no direct or indirect influence or control.” (Rule 204A-1(b)(3)(i) of the Advisers Act.) To rely on this exception, the Access Person must:

(a)	Provide to the CCO a copy of the written contract pursuant to which investment discretion for the account has been delegated to an independent fiduciary;

(b)	Certify in writing that each of the following is true:

(i)	He/she has not and will not suggest that the independent fiduciary make any particular purchases or sales of securities for the account;

(ii)	He/she has not and will not direct the independent fiduciary to make any particular purchases or sales of securities for the account;

(iii)	He/she has not and will not consult with the independent fiduciary as to the particular allocation of investments to be made in the account; and

(iv)	He/she has provided duplicate broker-dealer trade confirmations to the Adviser.

6.	Trades Subject to Quarterly Transaction Reporting

Regardless of whether an Access Person has participated in a Generally Prohibited Transaction subject to the pre-clearance procedures set forth in Section D(4) above, each Access Person must file or cause to be filed with the CCO or his designee, a Quarterly Transaction Report (the “Quarterly Transaction Report”) within thirty (30) days after the end of each quarter (brokerage statements may be attached for this purpose). A copy of the form of Quarterly Transaction Report is attached as Exhibit D. Securities covered under this COE and required to be included in Quarterly Transaction Reports include any of the following:

(a)	Stock;

(b)	Note;

(c)	Treasury stock;

(d)	Security future;

(e)	Bond;

(f)	Debenture;

(g)	Evidence of indebtedness;

(h)	Future;

(i)	Investment contract;

(j)	Voting trust certificate;

(k)	Certificate of deposit for a security;

(l)	Option on any security or on any group or index of securities (e.g., put, call or straddle);

(m)	Limited partnership;

(n)	Exchange traded funds (ETFs)

(o)	Certificate of interest or participation in any profit-sharing agreement;

(p)	Fractional undivided interest in oil, gas or other mineral right;

(q)	Pre-organizational certificate or subscription;

(r)	Foreign unit trust (i.e., UCIT) or foreign mutual fund;

(s)	Private investment fund, hedge fund, or investment club; and

(t)	Any other instrument that is considered a “security” under the various securities laws.

Securities not covered under the COE and not required to be reported in the Quarterly Transaction Reports include any of the following:

(a)	Direct obligations of the U.S. government (e.g., Treasury bills, notes, bonds, and U.S. savings bonds);

(b)	Open-end mutual funds and unit investment trusts invested exclusively in open-end funds (not closed-end mutual funds);

(c)	Money market funds; or

(d)	Bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and other high quality short-term debt instruments.

7.	Content of Quarterly Transaction Reports

Delivery of Transaction reports for review by the CCO or designee are designed to monitor and guide PWA Access Persons’ trading activity to ensure consistency with PWA’s Code of Ethics. Quarterly Transaction Reports submitted to the CCO under this section shall contain, at a minimum:

(a)	The date of the relevant transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each security involved;

(b)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)	The price of the security at which the transaction was effected;

(d)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(e)	The date of submission of the report.

8.	Other Reporting Requirements

(a)	Brokerage Statements and Trade Confirmations. In addition to the completion of a Quarterly Transaction Report, each Access Person who is registered as an investment adviser representative of the Adviser shall arrange for duplicate brokerage statements and trade confirmations to be forwarded to the CCO by the Portfolio Manager’s broker within thirty (30) days after the end of each calendar quarter.

(b)	Delivery of COE. All Access Persons shall receive a copy of this COE and any amendments thereto at the beginning of employment and thereafter as material amendments are made to this COE.

(c)	Initial Account and Securities Holdings Report. Each Employee must, within ten (10) days of becoming an Access Person, provide a report of brokerage accounts and/or securities in which he/she has a beneficial interest, such information to be current as of a date within forty-five (45) days of submission of the list. A copy of the form of Initial/Annual Account Holding Statement is attached as Exhibit E.

(d)	Annual Update and Certification. Each Access Person must attest to the Annual Update and Certification of the compliance manual attached in Exhibit F.

(e)	Investment Clubs. Participation in an investment club requires approval by the CCO. Pre-clearance may be granted on written request if the Access Person’s participation does not create any actual, potential or apparent conflict of interest.

(f)	Board Service. Access Persons (or family members thereof) who wish to serve as an officer, director, trustee, partner, or controlling person of any public company, or of any organization where such duties might require involvement in investment decisions, or who wish to serve on the investment committee of any organization, must obtain the prior consent of the CCO, which shall be granted in the CCO’s discretion only if satisfied that such service shall not create a conflict with the Adviser’s fiduciary duties to clients. In such situations, the Adviser may take additional precautions to avoid the appearance of impropriety and to ensure that inadvertent insider trading violations do not occur. Additionally, other Bank policies restrict service on boards of directors without certain internal Bank approvals, and those restrictions should be honored by employees of the Adviser.

9.	Violations and Penalties for Violations

Access Persons must promptly report any known or suspected violations of this COE to the CCO or another appropriate designee. Failure to report knowledge of any violation may itself be considered an actionable violation. It is the strict policy of the Adviser that no Access Person shall be subject to any form of retaliation in connection with reporting a violation of this COE. Access Persons who violate the Personal Trading Policies, Insider Trading Policies, or other provisions of this COE may be subject to sanctions, including but not limited to education or formal censure; a letter of admonition; disgorgement of profits; restrictions on such person’s personal securities transactions; fines; suspension, reassignment, demotion or termination of employment; or other significant remedial action. Determinations regarding appropriate disciplinary responses will be made and administered on a case-by-case basis.

EXHIBIT C

PERSONAL TRANSACTION PRECLEARANCE FORM

The covered person submitting this request shall complete the following section:

Account Owner	Date

For Sells list the purchase date(s)
Acct#/Name	Symbol/Name	$ amount or # of shares	Buy or Sell? Sells: List purchase price	Type of Security	Custodian

The Chief Compliance Officer of Private Wealth Advisors (or his or her designee) shall complete the following section and approve or decline permission for the proposed transaction:

1.	Has any client account traded the security during the last calendar day or does the Adviser intend to trade the security in any client account in the next calendar day?	YES	☐	NO	☐

2.	Is the security on the Restricted Securities List?	YES	☐	NO	☐

3.	Does the proposed trade involve an initial public offering?	YES	☐	NO	☐

4.	Does the proposed trade involve an option trade?	YES	☐	NO	☐
	(a) If yes, has any client account traded the security (or, if an option, the underlying security) during the last calendar day or does any client account plan to trade the security in the next calendar day?	YES	☐	NO	☐

5.	Does the proposed trade involve a short sale transaction?	YES	☐	NO	☐

6.	Does the proposed trade involve the purchase of restricted shares of a public company?	YES	☐	NO	☐

7.	Does the proposed transaction involve a private placement or hedge fund investment
	(if YES, then provides written detail regarding the company and the amount of your investment and attaches it to this form)?	YES	☐	NO	☐

8.	If you would own a beneficial interest in more than 5% of the outstanding voting securities of the issuer after executing the requested transaction, then state the total beneficial interest you will own in the company’s voting securities after this purchase:	______%

BY SIGNING BELOW, I HEREBY CERTIFY THAT ALL OF THE INFORMATION IN THIS REQUEST FOR PERMISSION TO ENGAGE IN THE ABOVE DESCRIBED TRANSACTION IS TRUE TO THE BEST OF MY KNOWLEDGE, AND I FURTHER REPRESENT THAT, IF MY REQUEST IS APPROVED, I DIRECT MY BROKERAGE FIRM TO PROVIDE, A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION(S) TO THE CHIEF COMPLIANCE OFFICER WITHIN 10 DAYS OF THE TRANSACTION.

SIGNATURE	PRINT NAME

PERMISSION (please check one):	Granted ☐	Denied ☐

Chief Compliance Officer of Private Wealth Advisors, or approved designee

Date and Time:

EXHIBIT D

TEXAS CAPITAL BANK PRIVATE WEALTH ADVISORS

QUARTERLY TRANSACTION REPORT AND COMPLIANCE

ACKNOWLEDGEMENT

Reporting Period: ____________ to ____________

***Voting buttons are provided***

Pursuant to the RIA Code of Ethics and Regulation 12 CFR 12 covering Fiduciary employees, you are required to report, on a quarterly basis, securities trades for accounts in which you have a direct or indirect interest or control (including accounts of your spouse or minor children) (the “Accounts”).

1.	Did you own any “reportable securities”, which are subject to any of the restrictions described under the Personal Trading Policies in the Compliance Manual and Trust Policy Manual, during the Reporting Period? (See Schedule 1 for a list of “reportable securities.”)

NOTE: U.S. Treasury Securities, Certificates of Deposit and/or shares of registered mutual funds are not “reportable securities” and need not be reported in this Quarterly Transaction Report and Compliance Acknowledgement.

☐	NO, I did not own any reportable securities during the Reporting Period. (If no, skip to second page. Print, date, and sign your name on the second page.)

☐	YES, I did own reportable securities during the Reporting Period. (If yes, move to Question 2.)

2.	Were any trades conducted in your Accounts in which you own reportable securities during the Reporting Period?

☐	NO, trades were not conducted in my Accounts in which I own reportable securities during the Reporting Period. (If no, skip to second page. Print, date, and sign your name on the second page.)

☐	YES, trades were conducted in my Accounts in which I own reportable securities during the Reporting Period. (If yes, move to Question 3.)

3.	Have you submitted brokerage reports and/or trade confirmations reporting every trade made in your Accounts in which you own reportable securities during the Reporting Period?

☐	YES, I have submitted brokerage reports and/or trade confirmations. (If yes, skip to second page. Print, date, and sign your name on the second page.)

☐	NO, I have not submitted brokerage reports and/or trade confirmations.

Name of Security	Ticker Symbol or CUSIP #	Number of Shares	Price of Security	Amount of Transaction	Buy or Sell	Broker/ Dealer	Date of Transaction

By signing below, I hereby represent that:

(i)	I have read and understand the Code of Ethics, including its insider trading policies, personal trading policies and personal trading procedures;

(ii)	This report documents every trade conducted in any Accounts in which I have a direct or indirect interest or control during the Reporting Period;

(iii)	I understand that under the Code of Ethics I am required to provide statements or confirmations for each reportable trade in a covered account within thirty (30) days of such trade to the CCO for the RIA, and I have met this requirement during the Reporting Period; and

(iv)	I followed the personal trading policies (including the pre-clearance procedures) and did not violate any provision of the Code of Ethics during the Reporting Period.

SIGNATURE:	DATE:

***********************************************************************

REVIEWED BY:

Chief Compliance Officer of Private Wealth Advisors	Date
(for RIA employees)

Chief Fiduciary Officer	Date
(for Fiduciary employees)

Schedule 1

The term “reportable securities” includes:

(a)	Stock;

(b)	Note;

(c)	Treasury stock;

(d)	Security future;

(e)	Bond;

(f)	Debenture;

(g)	Evidence of indebtedness;

(h)	Future;

(i)	Investment contract;

(j)	Voting trust certificate;

(k)	Certificate of deposit for a security;

(l)	Option on any security or on any group or index of securities (e.g., put, call or straddle);

(m)	Limited partnership;

(n)	Exchange traded funds (ETFs)

(o)	Certificate of interest or participation in any profit-sharing agreement;

(p)	Fractional undivided interest in oil, gas or other mineral right;

(q)	Pre-organizational certificate or subscription;

(r)	Foreign unit trust (i.e., UCIT) or foreign mutual fund;

(s)	Private investment fund, hedge fund, or investment club; and

(t)	Any other instrument that is considered a “security” under the various securities laws.

The term “reportable securities” does not include:

(a)	Direct obligations of the U.S. government (e.g., Treasury bills, notes, bonds, and U.S. savings bonds);

(b)	Open-end mutual funds and unit investment trusts invested exclusively in open-end funds (not closed-end mutual funds);

(c)	Money market funds; or

(d)	Bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and other high quality short-term debt instruments.

EXHIBIT E

TEXAS CAPITAL BANK PRIVATE WEALTH ADVISORS

INITIAL/ANNUAL ACCOUNT HOLDINGS STATEMENT

I, ______________________________________, a supervised person of Texas Capital Bank Private Wealth Advisors (the “Adviser”), certify the following:

1.       The undersigned has received, read and understands the policies and procedures set forth in the Adviser’s Compliance Manual including, without limitation, the Code of Ethics (the “COE”), specifically Section D, “Personal Trading Policies”.

2.       The undersigned hereby represents and warrants that set forth below (or attached hereto) is an account listing that reports the undersigned’s accounts in which the covered person has a direct or indirect beneficial interest as well as accounts of the undersigned’s spouse and/or dependents, as applicable, as of _____________________, 20____.

3.       The undersigned hereby affirms that for accounts designated below as Quarterly Reporting Accounts, statements including detail of the relevant quarter’s trading activity will be provided to the Chief Compliance Officer of Private Wealth Advisors (“CCO”) within 30 days after the end of each quarter or within ten (10) days of becoming a supervised person.

4.       The undersigned hereby agrees to notify the CCO if any account currently designated as a non-Quarterly Reporting Account should be subject to quarterly reporting requirements in the future.

Accounts that are not required to have statements turned into the CCO include Qualified Plan accounts such as your 401(k) account or a mutual fund company account that can only hold mutual funds (e.g. mutual fund only account at Vanguard).

You also do not have to submit a statement for an account your own or control if it only holds U.S. Treasuries, money market funds or CDs.

If you (or your spouse and/or dependents as applicable) do not have control or trading authority over an account, you do not have to list the account. However, supporting documentation must be provided to the CCO.

For any accounts owned or controlled by you, or you have trading authority (e.g. you can trade on your Aunt’s account), you must list the account below as a Quarterly Reporting Account.

Account Name	Acct Type -	Owner –	Acct Number	Broker Dealer
	IRA, Joint,	you, spouse,		(location)
	etc?	dependent?

Example:

Susie Jones IRA	IRA	Spouse	12345678	Fidelity

Dated as of ___________________, 20_____

Signature: ___________________________

Dated as of ___________________, 20_____

Reviewed By: _________________________

EXHIBIT F

TEXAS CAPITAL BANK PRIVATE WEALTH ADVISORS

ANNUAL UPDATE AND CERTIFICATION

The undersigned, ___________________________, hereby certifies the following:

1.       The undersigned has received, read and understands the policies and procedures set forth in the Texas Capital Bank Private Wealth Advisors Compliance Manual including, without limitation, the Code of Ethics therein. To the undersigned’s knowledge, the undersigned has not violated or materially failed to comply with the provisions of the Compliance Manual including, without limitation, the Personal Trading Policies and applicable laws referenced therein during the period January 1, 20__ to December 31, 20__.

2.       The undersigned hereby represents and warrants that set forth below (or attached hereto) is an annual account statement that reports the undersigned’s accounts and securities holdings (list of brokerage accounts and securities in which the Access Person has a direct or indirect beneficial interest) as of December 31, 20__.

Dated as of _____________________, 20__

***CERTIFICATION IS COMPLETED VIA TCBU’S ONLINE TRAINING SYSTEM.